UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

605 North Highway 169, Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.                          Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On May 2, 2017, OneBeacon Insurance Group, Ltd. (“OneBeacon”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Intact Financial Corporation (“Intact”), Intact Bermuda Holdings Ltd., a wholly owned subsidiary of Intact (“Holdco”) and Intact Acquisition Co. Ltd., a direct wholly owned subsidiary of Holdco (“Merger Sub”).  The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the merger of Merger Sub with and into OneBeacon (the “Merger”), with OneBeacon surviving the Merger as a direct wholly owned subsidiary of Holdco and indirect wholly owned subsidiary of Intact.

At the effective time of the Merger, each issued and outstanding Class A and Class B common share of OneBeacon (“OneBeacon Shares”) (other than (a) OneBeacon Shares that are owned by Merger Sub, which will be automatically canceled, and (b) OneBeacon Shares that are subject to any OneBeacon awards, which are described below) will be automatically transferred by the holders thereof to Holdco in exchange for the right to receive an amount in cash equal to $18.10, without interest (the “Merger Consideration”).

Awards granted under OneBeacon’s 2007 and 2017 long-term incentive plans (the “LTIPs”) which are outstanding at the time of the Merger will be treated as follows:
●
Service-vesting restricted stock and restricted stock unit awards will be converted into the right to receive the Merger Consideration (plus, for restricted stock units, any accrued dividends) for each OneBeacon Share subject to such award, and such amounts will become payable upon satisfaction of the service-based vesting conditions that apply under the existing terms of such awards.  Any accrued dividends payable to restricted stock holders as of the effective time of the Merger will be promptly paid after the effective time of the Merger.

●
2015-2017 cycle performance shares and performance units will be converted into service-vesting awards and will be payable in cash upon satisfaction of service-based vesting conditions that apply to such awards.  Such cash value will be determined based on (i) target level performance and (ii) for performance share awards, the Merger Consideration (plus any accrued dividends) for each OneBeacon Share subject to such award, and for performance units, the “unit value” set forth in the applicable award agreement.

●
2016-2018 performance shares and performance units will continue to vest in the ordinary course, subject to certain adjustments to performance measures to take into account the Merger.  Such awards will be settled in cash equal to the product of (i) for performance share awards, the Merger Consideration (plus any accrued dividends) for each OneBeacon Share subject to such award, and for performance units, the “unit value” set forth in the applicable award agreement, (ii) the target number of OneBeacon

Shares subject to such award and (iii) the “Performance Percentage” (within the meaning of the applicable award agreement).
●
2017-2019 cycle performance units will continue to vest in the ordinary course, subject to certain adjustments to performance measures to take into account the Merger.  Such awards will be paid in cash, in accordance with existing terms.

T. Michael Miller, the Company’s President and Chief Executive Officer, is discussing with Intact his role and terms of employment following the Merger.

The Merger Agreement contains customary representations and warranties from both OneBeacon, on the one hand, and Intact, Holdco and Merger Sub, on the other hand.  OneBeacon has agreed to customary covenants, including covenants, subject to certain exceptions, to use its reasonable best efforts to carry on its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and not to engage in certain conduct during this period.

The Merger Agreement also contains a “no-shop” provision that restricts, subject to certain exceptions, OneBeacon’s ability to solicit third-party takeover proposals or engage in discussions or negotiations with third parties regarding, or furnish certain information to third parties for the purposes of encouraging or facilitating, a takeover proposal for OneBeacon.  The “no-shop” provision is subject to a provision that allows OneBeacon, under certain circumstances and in compliance with certain obligations, to furnish information and participate in discussions and negotiations with respect to a bona fide and unsolicited third-party takeover proposal that the Board of Directors of OneBeacon (the “OneBeacon Board”) determines in good faith after consultation with OneBeacon’s financial advisor and outside legal counsel constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement requires OneBeacon to hold a meeting of its shareholders and, subject to the exceptions below, provides that the OneBeacon Board will recommend the approval of the Merger, the Merger Agreement and the Bermuda Statutory Merger Agreement to the holders of OneBeacon Shares.  Under certain limited circumstances and in compliance with certain obligations, in response to an Intervening Event (as defined in the Merger Agreement), the OneBeacon Board may change its recommendation if the OneBeacon Board, acting with the affirmative vote of a majority of the members of the OneBeacon Board that are not members of the management of White Mountains Insurance Group, Ltd. (“White Mountains”) or its subsidiaries or members of the Board of Directors of White Mountains (the “Designated Directors”), determines in good faith, after consultation with OneBeacon’s outside legal counsel, that failure to take such action would violate the directors’ fiduciary duties under applicable law.

Furthermore, under certain limited circumstances and in compliance with certain obligations, if, in response to a Superior Proposal, the OneBeacon Board, acting with the affirmative vote of a majority of the Designated Directors, determines in good faith, after consultation with OneBeacon’s financial advisors and outside legal counsel, that failure to take such action would violate the directors’ fiduciary duties under applicable law, the OneBeacon Board can (A) change its recommendation or (B) cause OneBeacon to terminate the Merger Agreement, pay the termination fee referred to below and enter into an agreement with respect to such Superior Proposal.

In any of the cases described above, OneBeacon must give Intact at least four business days’ prior written notice of its intention to take any such action.  During such four business day period, OneBeacon must negotiate in good faith with Intact to make such commercially reasonable adjustments to the Merger Agreement as would enable the OneBeacon Board to no longer change its recommendation or determine that the unsolicited third-party takeover proposal constitutes a Superior Proposal.

The Merger Agreement contains certain customary termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including but not limited to, (a) termination by OneBeacon in connection with the entry into an agreement with respect to a Superior Proposal, (b) termination by Intact in the event of a change in the recommendation of the OneBeacon Board or (c) termination by Intact due to a material and willful breach of the “no-shop” provision or the proxy preparation and shareholder meeting covenant under the Merger Agreement, OneBeacon will pay Intact a termination fee in cash of $85.1 million.  In addition, OneBeacon must pay to Intact all reasonable and documented out-of-pocket expenses incurred by Intact in connection with the Merger up to a cap of $17.0 million if the Merger Agreement is terminated (i) by OneBeacon or Intact due to the failure to obtain required shareholder approvals or (ii) by OneBeacon in connection with the entry into an agreement with respect to a Superior Proposal.  Furthermore, if the Merger Agreement is terminated (A) by OneBeacon or Intact due to the failure to obtain required shareholder approvals, (B) by OneBeacon in connection with the entry into an agreement with respect to a Superior Proposal or (C) by Intact due to a material and willful breach of the “no-shop” provision or the proxy preparation and shareholder meeting covenant under the Merger Agreement, OneBeacon will pay Intact all reasonable and documented out-of-pocket expenses incurred by Intact in connection with hedging transactions entered into in connection with the Merger up to a cap of $5.0 million.

Consummation of the Merger is subject to certain conditions, including approval of (i) the holders of a majority of the voting power of OneBeacon Shares, voting together as a single class, that are present (in person or by proxy) at the OneBeacon shareholder meeting at which at least two shareholders representing more than one-third of the voting power represented by the OneBeacon Shares that are entitled to vote thereat and (ii) the holders of a majority of OneBeacon’s outstanding Class B common shares.  Further conditions include the receipt of required antitrust and insurance regulatory approvals and the absence of any injunction or restraint enjoining the Merger.  OneBeacon and Intact have agreed to customary covenants to use their respective reasonable best efforts to take all actions necessary to cause the conditions to closing to be satisfied as promptly as reasonably practicable, including using their respective reasonable best efforts to obtain all necessary governmental and regulatory approvals.  The Merger Agreement does not contain a financing condition.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and incorporated by reference herein.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information about OneBeacon, Intact or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of OneBeacon, Intact or their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Voting Agreement

On May 2, 2017, in connection with the execution of the Merger Agreement, certain subsidiaries of White Mountains (the “WTM Shareholders”), who collectively hold, as of the date hereof, 71,754,738 Class B common shares of OneBeacon in the aggregate, entered into a voting agreement (the “Voting Agreement”) with Intact and White Mountains.  Pursuant to the Voting Agreement, the WTM Shareholders agreed, among other things, to vote or cause to be voted any issued and outstanding OneBeacon Shares beneficially owned by them in favor of adopting the Merger Agreement, subject to certain exceptions.

The Voting Agreement will automatically terminate upon the earliest of (i) January 2, 2018 (which will automatically be extended to March 2, 2018 if on January 2, 2018, the only pending condition to the closing of the Merger is the condition related to regulatory approvals), (ii) the effective time of the Merger, (iii) the termination of the Merger Agreement, (iv) the entry without the prior written consent of the WTM Shareholders into any amendment or modification to the Merger Agreement that results in a decrease in the consideration payable to holders of Class B common shares of OneBeacon, a change in the type of consideration payable or otherwise causes a change that is materially adverse to the WTM Shareholders and (v) the mutual written agreement of the WTM Shareholders and Intact.

The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 8.01.                          Other Events

Press Release

On May 2, 2017, OneBeacon issued a press release announcing the proposed Merger and related matters. A copy of that press release is filed as Exhibit 99.2 hereto.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
The information contained in this communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this communication that address activities, events or developments which we expect will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to our:
●	change in book value per share or return on equity;
●	business strategy;
●	financial and operating targets or plans;
●	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;
●	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
●	expansion and growth of our business and operations;
●	future capital expenditures; and
●	pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of our experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances.  However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail beginning on page 16 of the Company’s 2016 Annual Report on Form 10-K, that could cause actual results to differ materially from expectations, including:
●	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;
●	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;
●	competitive forces and the cyclicality of the property and casualty insurance industry;
●	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;
●	the continued availability of capital and financing;
●	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;
●	the ability to maintain data and system security;
●	the outcome of litigation and other legal or regulatory proceedings;
●	our ability to continue meeting our debt and related service obligations or to pay dividends;
●	our ability to successfully develop new specialty businesses;
●	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;
●	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;
●	our ability to retain key personnel;
●	participation in guaranty funds and mandatory market mechanisms;
●	our ability to maintain effective operating procedures and manage operational risk;
●	changes to current shareholder dividend practice and regulatory restrictions on dividends;
●	credit risk exposure in certain of our business operations;
●	Bermuda law may afford less protection to shareholders;
●	our status as a subsidiary of White Mountains, including potential conflicts of interest, competition, and related-party transactions;
●	changes in tax laws or tax treaties;
●	the risk that the proposed merger with Intact may not be completed on the currently contemplated timeline or at all;
●	the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Intact Financial Corporation (“Intact”) by OneBeacon’s shareholders;

●
the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

●
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Intact, including in circumstances which would require OneBeacon to pay a termination fee or other expenses;

●
risks related to diverting management’s attention from our ongoing business operations and other risks related to the announcement or pendency of the proposed merger with Intact, including on our ability to retain and hire key personnel, our ability to maintain relationships with our customers, policyholders, brokers, service providers and others with whom we do business and our operating results and business generally;

●	the risk that shareholder litigation in connection with the transactions contemplated by the merger agreement with Intact may result in significant costs of defense, indemnification and liability; and
●	other factors, most of which are beyond our control.

Consequently, all of the forward-looking statements made in this communication are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences.  Readers should carefully review these risk factors, and are cautioned not to place undue reliance on our forward-looking statements.  The forward-looking statements in this communication speak only as of the date on which they are made.  We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed takeover of OneBeacon by Intact.  In connection with the proposed transaction, OneBeacon intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form.  Investors and security holders are urged to read all relevant documents filed with the SEC (if and when they become available), including OneBeacon’s definitive proxy statement, because they will contain important information about the proposed transaction.  Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (if and when available) free of charge at the SEC’s website, http://www.sec.gov, or for free from OneBeacon by contacting ir@onebeacon.com.  Such documents are not currently available.

Participants in solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC in connection with the proposed transaction.  OneBeacon, Intact and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from holders of OneBeacon’s common shares in favor of the proposed transaction.  Information about OneBeacon’s directors and executive officers is set forth in OneBeacon’s Proxy Statement on Schedule 14A for its 2017 Annual General Meeting of Shareholders, which was filed with the SEC on April 11, 2017, its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 27, 2017 and its Current Report on Form 8-K filed with the SEC on March 6, 2017.  Information about Intact’s directors and executive officers is set forth in Intact’s Management Proxy Circular for its 2017 Annual and Special Meeting of Shareholders, its Annual Information Form for the fiscal year ended December 31, 2016 and its Management’s Discussion and Analysis for the fiscal year ended December 31, 2016, all of which are available on www.sedar.com.  These documents may be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants which may, in some cases, be different than those of OneBeacon’s shareholders generally, will also be included in OneBeacon’s proxy statement relating to the proposed transaction, when it becomes available.

Item 9.01.                          Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 2, 2017, by and among OneBeacon Insurance Group, Ltd., Intact Financial Corporation, Intact Bermuda Holdings Ltd. and Intact Acquisition Co. Ltd.*

99.1	Voting Agreement, dated as of May 2, 2017, by and among Intact Financial Corporation, White Mountains Insurance Group, Ltd., Lone Tree Holdings Ltd. and Bridge Holdings (Bermuda) Ltd.

99.2	Press Release, dated as of May 2, 2017
* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. OneBeacon agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: May 2, 2017	By:	/s/ Maureen A. Phillips
Name: Maureen A. Phillips
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 2, 2017, by and among OneBeacon Insurance Group, Ltd., Intact Financial Corporation, Intact Bermuda Holdings Ltd. and Intact Acquisition Co. Ltd.*

99.1	Voting Agreement, dated as of May 2, 2017, by and among Intact Financial Corporation, White Mountains Insurance Group, Ltd., Lone Tree Holdings Ltd. and Bridge Holdings (Bermuda) Ltd.

99.2	Press Release, dated as of May 2, 2017
* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. OneBeacon agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.